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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of this 1st day of August, 1997, (hereinafter the "Agreement Date") between FIRST COASTAL BANK N.A. (hereinafter the "Bank") and ED MYSKA hereinafter the "Executive"),

                               W I T N E S S E T H

        WHEREAS, Bank desires to avail itself of the skill, knowledge and experience of Executive in order to insure the successful development of its business; and

        WHEREAS, the parties hereto desire to specify the terms of Executive's employment by Bank as controlling Executive's employment with the Bank;

        NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed that from August 1, 1997 (hereinafter the "Effective Date"), the following terms and conditions shall apply to Executive's said employment:

        A.  TERM OF EMPLOYMENT

            1. Term. Bank hereby employs Executive and Executive hereby accepts employment with Bank for the period of three (3) years commencing with the Effective Date (the "Term"), subject, however, to prior termination of this Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Bank hereunder commencing


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with the Effective Date, whether for the period provided above, or whether terminated earlier as hereinafter provided.

        B.  DUTIES OF EXECUTIVE

            1. Duties. Executive shall perform the duties of Senior Vice President and Business Development Officer of Bank, or such other duties as may be established by the Board of Directors, subject to the powers by law vested in the Board of Directors of Bank and in the Bank's shareholders. During the Term, Executive shall perform exclusively the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive's ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and Bank's Articles of Incorporation and Bylaws.

            2. Conflicts of Interest. Except as permitted by the prior written consent of the Board of Directors of Bank, Executive shall devote Executive's entire productive time, ability and attention to the business of Bank during the Term, and Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm, or corporation, whether for compensation or otherwise, which are in conflict with Bank's interests.

        C.  COMPENSATION

            1. Salary. For Executive's services hereunder, Bank shall pay or cause to be paid as salary to Executive the amount of Six Thousand, Six Hundred and Sixty-Six Dollars and Sixty-Seven Cents ($6,666.67) per month during the Term. All of the


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foregoing payments (the "Base Salary") shall be prorated for any month in which this Agreement is in effect for only a portion of the month. The Base Salary shall be payable in equal installments in conformity with Bank's normal payroll periods.

            2. Commission. In addition to the Base Salary, Executive shall be entitled to receive commissions ("Commissions"), to be advanced quarterly on an estimated basis and reconciled annually within sixty days of the anniversary of the Effective Date, equal to:

               (a) One percent (1%) of the average aggregate demand deposit balances held at the Bank, during the twelve months preceding such anniversary, by customers introduced to the Bank by Executive at any time during the twenty-four months preceding such anniversary ("Eligible Customers"); plus

               (b) One-half of one percent (1/2%) of the average aggregate money market and savings balances held at the Bank, during the twelve months preceding such anniversary, by Eligible Customers; plus

               (c) One quarter of one percent (1/4%) of the average aggregate time deposits held at the Bank, during the twelve months preceding such anniversary, by Eligible Customers; plus

               (d) One half of one percent (1/2%) of the average aggregate demand deposit balances held at the Bank, during the twelve months preceding such anniversary, by customers introduced to the Bank by Executive who are no longer Eligible Customers; plus


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               (e) One quarter of one percent (1/4%) of the average aggregate money market and savings balances held at the Bank, during the twelve months preceding such anniversary, by customers introduced to the Bank by Executive who are no longer Eligible Customers; plus

               (f) One eighth of one percent (1/8%) of the average aggregate time deposits held at the Bank, during the twelve months preceding such anniversary date, by customers introduced to the Bank by Executive who are no longer Eligible Customers.

        In the event of a dispute regarding the identify of Eligible Customers or the calculation of average aggregate balances, the determination of the Bank's Board of Directors shall govern.

            3. Advances. From the Effective Date through the first anniversary of the Effective Date, Executive may take advances, in addition to Base Salary and Commissions, not to exceed Sixty Thousand Dollars ($60,000) and from the first anniversary of the Effective Date through the second anniversary of the Effective Date, Executive may take additional advances not to exceed another Twenty Thousand Dollars ($20,000). These advances shall be repaid only as follows:

         (a) At such time as Executive's annual compensation from Base Salary and Commission exceeds One Hundred and Eighty Thousand Dollars ($180,000), all compensation in excess of $180,000 shall be applied to reduce the balance of the advances.

         (b) Should Bank terminate executive for any reason, other than "for cause" as defined in Section F.1 hereof, or


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should Bank be unwilling to renew this Employment Agreement on substantially similar terms at the expiration of the Term, the unpaid balance of the advances shall be canceled but treated as earned compensation.

               (c) Should Executive resign or should Executive be terminated "for cause" as defined in Section F.1 hereof, the unpaid balance of the advances shall be immediately due and payable.

        D.  EXECUTIVE BENEFITS

            1. Vacation. Executive shall be entitled to four (4) weeks vacation during each year of the Term provided, however, that during that period, Executive is required to and shall take at least two (2) weeks of said vacation (the "Mandatory Vacation") which shall be taken consecutively. All vacation which is not taken during the respective year of the Term, shall expire without compensation to the Executive unless otherwise approved in writing by the Board of Directors.

            2. Group Medical and Life Insurance Benefits. Bank shall provide for Executive, participation in medical, accident and health insurance benefits in accordance with the benefits provided to Bank employees generally, and the Bank will pay the premium for that coverage in the same manner as provided for Bank employees generally. Said coverage shall be in existence or shall take effect as of the Effective Date or as soon thereafter as the insurance carrier permits and shall continue throughout the Term. Bank's liability to Executive for any breach of this


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paragraph shall be limited to the amount of premiums payable by Bank in order to obtain the coverage contemplated herein.

        E.  BUSINESS EXPENSES AND REIMBURSEMENT

            1. Business Expenses. Executive shall be entitled to reimbursement by Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for Bank during the Term, including but not limited to, entertainment, meals, and travel expenses provided that:

               (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of Bank as a business expense; and

               (b) Executive furnishes to Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of Bank.

            2. Reimbursement. All such reimbursements shall be subject to review and audit and in the event any such expenditure is subsequently determined by the Bank's Board of Directors, in good faith, to not be a proper business expense or is disallowed as a proper deduction on the federal or state income tax returns of Bank by the appropriate taxing authorities, Executive agrees to reimburse Bank the full amount of the expenditure.


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        F.  TERMINATION

            1. Termination For Cause. Bank may terminate this Agreement at any time, without further obligation or liability to Executive, by action of the Board of Directors for "cause." The occurrence of any of the following shall constitute "cause" for purposes of this Agreement:

               (a) Executive commits an act or acts or an omission to act which constitutes: (i) a willful breach of duty in the course of Executive's employment; (ii) a habitual neglect of duty; (iii) a willful violation of any applicable banking law or regulation; or (iv) a willful violation of any policy, procedure, practice, method of operation or specific mode of conduct established by the Board of Directors or as set forth in the Bank's Employee Manual, if any;

               (b) Executive engages in activity which, in the opinion of the Board of Directors, could materially adversely affect Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executive's duties as determined by the Board of Directors, in good faith;

               (c) Executive commits any act or acts or an omission to act which would cause termination of coverage under Bank's Bankers Blanket Bond as to Executive or as to Bank as a whole or any act which would give rise to a colorable claim by Bank under its Bankers Blanket Bond as determined by the Board of Directors, in good faith;


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               (d) Bank is closed or taken over by the Comptroller of the
Currency or the Federal Deposit Insurance Corporation;

               (e) Any regulatory authority having supervisory authority over Bank exercises its cease and desist powers to remove Executive from office or advises Bank that Executive should be removed from office; or

               (f) Any other act or omission which would constitute "cause" under California law. The determination of "cause" shall be accomplished by the Board of Directors, in good faith, and its determination shall be final and binding upon the parties hereto. Termination pursuant to this Section F.1 shall become effective immediately upon notice of termination.

            2. Termination Without Cause. Notwithstanding anything to the contrary herein, Bank may terminate this Agreement at any time without cause. In the event of Executive's death or substantial disability, the Bank may terminate this Agreement which termination shall be treated as without cause.

            3. Merger or Corporate Dissolution. In the event of a merger where Bank is not the surviving corporation, in the event of a consolidation, in the event of a transfer of all or substantially all of the assets of Bank, this Agreement may be terminated or may be assigned to any person, association or corporation acquiring all or substantially all of its assets or to any corporation into which it shall be merged or consolidated if agreed to by Bank and that person, association or corporation, in which case, this Agreement shall remain in full force and


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effect and Bank shall be unconditionally released from all of its duties and obligations hereunder upon such assignment.

            4. Expiration of Term Without Renewal. If the Bank is unwilling, for any reason whatsoever, to enter into a new employment agreement with Executive at the expiration of the full Term, or the Executive and Bank are unable to reach a mutually agreeable contract prior to the expiration of a full Term, or Executive decides to retire or to take employment elsewhere at the expiration of the full Term, then this Agreement shall terminate at the end of the full Term and Executive's employment with the Bank shall terminate as of the end of the full Term.

            5. Effect of Termination.

               (a) In the event this Agreement is terminated for any of the reasons specified in Section F.1 or F.4 of this Agreement, Executive shall be entitled to the Base Salary and Commissions earned by Executive prior to the date of termination, computed pro rata up to and including that date, and accrued but unused vacation time, but Executive shall be entitled to no further benefits or compensation, including Commissions, after the date of termination.

               (b) In the event this Agreement is terminated pursuant to Section
F.2 hereof, Executive shall be entitled to the Base Salary and Commissions earned by Executive prior to the date of termination, computed pro rata up to and including that date, accrued but unused vacation time, plus (A)Base Salary for the remainder of the Term, plus (B) Commissions for the remainder of


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the Term based on the ongoing balances of Eligible Customers and customers introduced to the Bank by Executive who are no longer Eligible Customers(the "Additional Compensation"). Payment of the At Will Additional Compensation required by this Section may be made by the Bank in installments in accordance with the Bank's normal payroll periods and quarterly Commission advances and such payments shall discharge Bank from any further liability to Executive hereunder.

               (c) In the event this Agreement is terminated pursuant to Section
F.3 of this Agreement, Executive shall be entitled to the Base Salary and Commissions earned by Executive prior to the date of termination, computed pro rata up to and including that date, accrued but unused vacation time, plus (A) Base Salary for the remainder of the Term, plus (B)Commissions for an additional three (3) years on the ongoing balances of Eligible Customers and customers introduced to the Bank by Executive who are no longer Eligible Customers (the "Merger Additional Compensation"). Payment of the Merger Additional Compensation shall discharge Bank from any further liability to Executive hereunder.

               (d) In the event this Agreement is terminated pursuant to Section F of this Agreement, the provisions of Sections G.1 through G.7 hereof shall survive said termination and shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.


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        G.  GENERAL PROVISIONS

            1. Trade Secrets. During the Term, Executive will have access to and become acquainted with what Executive and Bank acknowledge are trade secrets, to wit, knowledge or data concerning Bank, including its operations and business, and the identity of customers of Bank, including knowledge of their financial condition, their financial needs, as well as their methods of doing business. Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the Term or for a period of twelve (12) months after the termination of the Term of this Agreement, except as required in the course of Executive's employment with Bank.

            2. Return of Documents. Executive expressly agrees that all manuals, documents, files, reports, studies, instruments, software, computer programs or similarly generated electronic materials or other materials used and/or developed by Executive during the Term are solely the property of Bank, and that Executive has no right, title or interest therein. Upon termination of the Term of this Agreement, Executive or Executive's representative shall promptly deliver possession of all of said property to Bank in good condition.

            3. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when


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communicated to a public telegraph company for transmittal, addressed to the
Bank at its head office location or the Executive at his last known address. Either party may change its address by written notice in accordance with this Section.

            4. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

            5. Applicable Law. This Agreement is to be governed by and construed under the laws of the State of California.

            6. Invalid Provisions. Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

            7. Entire Agreement. This Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding other than duly authorized and executed stock


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option agreements. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Bank and Executive.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    FIRST COASTAL BANK, N.A.


                                    By:  /s/ Deborah Marsten
                                         ------------------------
                                    Its: Executive Vice President
                                         ------------------------

                                    EXECUTIVE

                                    /s/ Ed Myska
                                    -----------------------------
                                    ED MYSKA
                                    -----------------------------


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